Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Annual Report on Form 10-K of Quicksilver Gas Services LP (the “Registrant”) for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Philip Cook, Senior Vice President — Chief Financial Officer of Quicksilver Gas Services GP LLC, the general partner of the registrant, and Thomas F. Darden, President and Chief Executive Officer of Quicksilver Gas Services GP LLC, the general partner of the registrant, each certifies that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 2, 2009

By:	/s/ Philip Cook Philip Cook Senior Vice President — Chief Financial Officer	By:	/s/ Thomas F. Darden Thomas F. Darden President and Chief Executive Officer